Exhibit A(1)


                          CERTIFICATE OF INCORPORATION

                                       OF

                               UMICO HOLDINGS INC.

                under section 402 of the Business Corporation Law

            THE UNDERSIGNED, being a natural person of at least eighteen years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law of the State of New York, does hereby certify as follows:

          FIRST:    The name of the  corporation  is UMICO  Holdings Inc.
(the  "Corporation").

          SECOND:   The Corporation is formed for the following purposes:

       To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

          THIRD:    The office of the Corporation shall be located in the
County of  Onondaga, State of New York.

          FOURTH:   The aggregate number of shares which the Corporation  shall have authority to issue is Two Hundred Thousand (200,000) designated as Common Stock, $.01 par value per share.

          FIFTH:   Whenever  the  Corporation's  Shareholders  are  required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          SIXTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is UMICO Holdings Inc., 1304 Buckley Road, North Syracuse, NY 13212.


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          SEVENTH:  No person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director unless, and only to the extent that, a judgment or other final adjudication adverse to such director establishes (i) that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law or (ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) that his acts violated Section 719 of the Business Corporation Law of the State of New York or any amendment thereto or successor provision thereto. No amendment to repeal or adoption of any provision of the certificate of incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

          EIGHTH:   The  Corporation  shall,  and hereby  does,  to the fullest extent permitted by the Business Corporation Law of the State of New York, indemnify any and all persons who it shall have the power to indemnify from and against any and all expenses, costs, liabilities and other matters as provided under Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

          IN WITNESS WHEREOF, the undersigned has made, signed and affirmed as true this Certificate of Incorporation under penalty of perjury this 13th day of March, 2000.

                              ------------------------------
                              Brett Garver
                              Sole Incorporator
                              c/o Rosenman & Colin LLP
                              575 Madison Avenue
                              New York, New York  10022

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